POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that PAPERCO HOLDINGS II, L.P. (the "Company") does hereby make, constitute and appoint each of Bruce A. Albert, Anthony DeRose, Yvette Kosic, Kevin P. Treanor and Amber Derryberry (and any other employee of The Goldman Sachs Group, Inc. or one of its affiliates designated in writing by Bruce Albert or Yvette Kosic), acting individually, as its true and lawful attorney, to approve, execute and deliver in its name and on its behalf,  whether the Company is acting
 individually or as representative of others,  any and all
filings required to be made by the Company under the
Securities Exchange Act of 1934, (as
amended,  the "Act"),  with respect to securities which may be deemed to be
beneficially owned by  the   Company   under  the  Act,   giving  and
granting   unto  each  said Attorney-in-fact  power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do, hereby ratifying and confirming all that said Attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person or person to whom power of attorney has been hereby granted ceases to be an employee of The Goldman Sachs Group, Inc. or one of its affiliates or ceases to perform the function in connection with which he/she was appointed Attorney-in-fact. This Power of Attorney shall cease to have effect in relation to such Attorney-in-fact upon such cessation but shall continue in full force and effect in relation to the remaining Attorneys-in-fact. The Company has the unrestricted right unilaterally to revoke this Power of Attorney.

THIS POWER OF ATTORNEY shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to rules of conflicts of law.

IN WITNESS WHEREOF, the undersigned has duly subscribed these presents this 21st day of August, 2013.


PAPERCO HOLDINGS II, L.P.
BY:  INVESTMENT HOLDING ENTITY GP, LTD.


By: /s/ John Bowman
_______________________

Name: John Bowman
Title: Director